UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Nuveen California Municipal Value Fund 2

(Exact Name of Registrant as Specified in Its Charter)

MASSACHUSETTS	26-4436406
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

333 West Wacker Drive

Chicago, Illinois 60606

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Class to be so Registered	Name of Exchange On Which Class is to be Registered

Common shares of beneficial interest, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-157060

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The shares to be registered hereunder are common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), of Nuveen California Municipal Value Fund 2 (the “Registrant”). The description of the Common Shares is contained in the prospectus and in the related exhibits included in the registration statement on Form N-2, pre-effective amendment no. 2, filed by the Registrant under the Securities Act of 1933, as amended, on April 27, 2009 (Registration No. 333-157060).

The description of the Common Shares contained in such filings is deemed incorporated herein by reference and made part of this registration statement.

Item 2.	Exhibits.

1	Declaration of Trust of Registrant, dated January 26, 2009, is incorporated herein by reference to the Registrant’s Registration Statement on Form N-2 (File No. 333-157060) filed on January 30, 2009.

2	Amended and Restated By-Laws of Registrant, dated November 18, 2009, are filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:        August 23, 2016

NUVEEN CALIFORNIA MUNICIPAL VALUE FUND 2

By:	/s/ Kevin J. McCarthy
Name: Kevin J. McCarthy
Title: Vice President and Secretary